UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 16, 2014

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 16, 2014, Sutor Technology Group Limited (the “Company”) received notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that, due to the Company’s failure to timely file its annual report on Form 10-K for the fiscal year ended June 30, 2014 (the “Annual Report”), it no longer complies with the NASDAQ Listing Rule 5250(c)(1). The notification letter states that the Company has 60 calendar days, or until December 15, 2014, to submit a plan to regain compliance and if NASDAQ accept the plan, NASDAQ may grant the Company up to 180 calendar days from the filing due date of the Annual Report, or until April 13, 2015, to regain compliance. If NASDAQ does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The Company expects to submit a plan to regain compliance within the timeline prescribed by NASDAQ.

On October 20, 2014, the Company issued a press release announcing the receipt of the notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated October 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: October 20, 2014

/s/ Zhuo Wang

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated October 20, 2014.